Supplement No. 24
                                     to
                       Prospectus Dated July 17, 1996
                             349,167 Shares of
                    Planet Hollywood International, Inc.
                            Class A Common Stock
                              ($.01 par value)



          An aggregate of 7,000 shares of the Company's Class A Common Stock were sold by the London Selling Stockholder on March 24, 1997 at $18.1875.

          All the 7,000 shares of Class A Common Stock described above were sold by the Selling Stockholders to Bear, Stearns & Co. Inc. ("Bear Stearns"), as principal. Bear Stearns has resold or will resell such shares in the manner described under "Plan of Distribution." Any compensation in the form of discounts, fees or commissions and any profits on the sales of such shares may be deemed underwriting discounts or commissions.

















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The date of this Prospectus Supplement is March 24, 1997